UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 20, 2019

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2019, the Compensation Committee of CVB Financial Corp. (the “Company”) approved the payment of bonuses for the 2018 fiscal year of the Company for Christopher Myers, the Company’s President and Chief Executive Officer, E. Allen Nicholson, the Company’s Executive Vice President and Chief Financial Officer, David Brager, the Company’s Executive Vice President and Sales Division Manager, David Farnsworth, the Company’s Executive Vice President and Chief Credit Officer, and David Harvey, the Company’s Executive Vice President and Chief Operations Officer, each of whom is a named executive officer (“NEO”) of the Company.

As a result of the Company’s transformative merger with Community Bank, which merger closed on August 10, 2018, the Compensation Committee departed from setting specific performance metrics for business criteria set forth in the Company’s Executive Incentive Plan, which has been its historical practice. Our Compensation Committee believed in early 2018, when the merger with Community Bank was announced, that it would not be possible to predict with an appropriate degree of precision what impact the merger would have during 2018 on the Company’s traditional financial metrics or when the merger transaction would actually close. In addition, the Compensation Committee believed it would be potentially counterproductive to implement a bonus plan that was overly focused on specific metrics for 2018, because that might detract from the key executive priority for 2018: producing a successful merger, including in particular, the many post-merger steps necessary to successfully integrate Community Bank’s employees, customers, and technology into the Company. As a result, the Compensation Committee did not adopt specific, objective performance measures for business criteria under the provisions of our Executive Incentive Plan for purposes of determining NEO bonuses for 2018.

The compensation plan adopted by the Compensation Committee during the latter part of 2018 for purposes of determining NEO bonuses for 2018, included a number of the business criteria traditionally utilized by our Compensation Committee for the determination of incentive compensation under the Executive Incentive Plan, such as net profits, expense management, loan and deposit growth and retention, but, for the reasons stated above, without setting specific financial metrics. The plan also included more generalized factors such as each NEO’s level of execution of the Community Bank acquisition as well as his management of other important projects and initiatives during 2018. Furthermore, the Compensation Committee considered two additional components: (i) individual job performance, a factor that has historically been employed to evaluate our executives on non-financial goals related to their respective areas of responsibility, and (ii) the extraordinary efforts of our NEOs during 2018 in managing both their ongoing duties as well as critical merger and integration activities related to the Community Bank acquisition. The Compensation Committee intends to return to a more objective, metrics-based approach to incentive compensation for our NEOs for our 2019 fiscal year.

The following bonuses for the Company’s NEOs were approved by our Compensation Committee on February 20, 2019: (1) Mr. Myers, $1,040,000, (2) Mr. Nicholson, $250,000, (3) Mr. Brager, $300,000, (4) Mr. Farnsworth, $190,000, and (5) Mr. Harvey, $275,000. These cash bonuses are expected to be paid in the latter part of February 2019, and no additional cash bonuses or incentive payments will be paid to our NEOs for performance during the 2018 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: February 26, 2019	By: /s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer

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